EXHIBIT (2).2

AMENDMENT NO. 3

DATED AS OF DECEMBER 29, 2006

TO MASTER FISCAL AGENCY AGREEMENT,

DATED AS OF FEBRUARY 16, 2001

BETWEEN

THE STATE OF ISRAEL

AND

THE BANK OF NEW YORK

WHEREAS, the parties wish to amend the Master Fiscal Agency Agreement, dated as of February 16, 2001 (the “Agreement”), in respect of the Procedures on Issuance of the Bonds to which the Agreement applies;

NOW THEREFORE, in accordance with Section 8.2 of the Agreement, the parties hereto hereby agree as follows:

1. Terms used and not otherwise defined herein shall have the meaning as provided in the Agreement.

2. Section 2.11 of the Agreement is hereby amended and restated to read in full as follows:
“The Bonds shall be executed on behalf of the State with the signatures of its Prime Minister and its Minister of Finance, any or both of which may be manual or facsimile, and shall bear the State Seal or State Emblem or a facsimile of either. The State may use the signature of any person who shall have been its Prime Minister or its Minister of Finance at any time notwithstanding the fact that such person may have ceased to hold such office at the time when the Bonds shall actually be countersigned and issued as herein provided or may have become Prime Minister or Minister of Finance after the date shown on the Bonds.”

3. Article VIII of the Agreement is hereby incorporated mutatis mutandis.

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IN WITNESS WHEREOF, the State has caused this Amendment to the Master Fiscal Agency Agreement to be signed in its behalf by its Chief Fiscal Officer and the Deputy Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere thereunto duly authorized, and the Fiscal Agent has caused this Agreement to be signed by its President or Vice President, attested by its Secretary or Assistant Secretary.

STATE OF ISRAEL

BY: /s/ Zvi Chalamish
Chief Fiscal Officer of the
Ministry of Finance for the
Western Hemisphere

BY: /s/ Ran Alon
Deputy Chief Fiscal Officer
of the Ministry of Finance
for the Western Hemisphere

THE BANK OF NEW YORK

BY: /s/ Fredrick W. Clark
Name: Fredrick W. Clark
Title: Vice President

Attest:

/s/ Luis Perez
Assistant Vice President